Exhibit 15.2

S & W LLP Chartered Professional Accountants	91 Skyway Avenue, Suite 105
Toronto, Ontario M9W 6R5
Tel: (416) 979-7444 Fax: (416) 979-8432
email: info@swcpas.ca
www.swcpas.ca

July 8, 2015

Securities and Exchange Commission

100 F Street, N.E,

Washington, DC 20549

Commissioners:

We have read the statements made by Medifocus Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 16F of Form 20-F, as part of the Annual Report on Form 20-F of Medifocus Inc. for the fiscal year ended March 31, 2015. We agree with the statements concerning our Firm in such Form 20-F.

Sincerely,

S & W LLP

Chartered Professional Accountants, Licensed Public Accountants

(Formerly Sievert & Sawrantschuk LLP, Chartered Accountants)